Exhibit 99.1

Lands’ End and WHP Global to Form Joint Venture to Unlock the Value of Lands’ End’s Intellectual Property

Significantly enhances stockholder value; additional upside opportunity through potential exchange of Lands’ End’s interest in Joint Venture for equity in WHP Global

Generates $300M in gross proceeds to Lands’ End, enabling term loan repayment and significantly strengthening balance sheet

Accelerates expansion of Lands’ End’s growth into new categories and geographies by leveraging WHP Global’s best-in-class platform while preserving long-term brand upside

WHP Global, a leading brand management firm with multiple offices worldwide, owns a portfolio of consumer brands in fashion, sports & hardgoods generating over $8 billion in retail sales post-closing in over 80 countries

In addition, WHP Global will commence a tender offer for up to $100 million of Lands’ End shares at a price per share of $45 (subject to proration)

Dodgeville, WI & New York, NY – January 26, 2026 – Lands’ End, Inc. (NASDAQ: LE) (“Lands’ End” or the “Company”) and WHP Global (“WHP Global”), a leading brand management firm, today announced an agreement to form a new joint venture (“JV”) to unlock the value of Lands’ End’s intellectual property while strengthening the Company’s balance sheet. The transaction delivers $300 million of gross cash proceeds to Lands’ End, enables full repayment of its term loan and provides continued participation in long-term brand upside.

To create the JV, Lands’ End will contribute all of its intellectual property and related assets associated with the “Lands’ End” brand, including all of the license agreements entered into in connection with Lands’ End’s licensing business, and WHP Global will pay the Company $300 million in cash for a 50% controlling ownership stake. WHP Global will lead the JV’s global licensing strategy and brand expansion, while Lands’ End will retain full operational control of its existing direct to consumer and B2B businesses. Upon closing, the JV will be owned 50/50 by Lands’ End and WHP Global and will be designed to maximize the value of Lands’ End’s intellectual property, leveraging the brand expertise and global licensee network of WHP Global’s platform. Lands’ End intends to use proceeds from the sale to, among other things, fully repay its outstanding term loan, which was approximately $234 million as of January 26, 2026, and for general corporate purposes.

WHP Global’s licensing platform is expected to accelerate category expansion, improve partner selection, and enhance long-term royalty generation for the brand. Lands’ End’s existing customers, products, channels and brand presentation will remain unchanged as a result of the transaction.

Additionally, in certain WHP Global monetization events, such as a qualifying public listing or majority sale, Lands’ End may have the right (and in some cases, be obligated to) exchange its interest in the JV for equity in WHP Global – at the same valuation multiple as the WHP monetization event – allowing stockholders to participate directly in WHP Global’s future value creation. The Company is optimistic that WHP Global’s platform will deliver strong returns to its stockholders and looks forward to potentially participating in its future upside.

Josephine Linden, Chair of the Lands’ End Board of Directors, said, “This joint venture represents a fantastic opportunity for Lands’ End and will enable an even brighter future for the Company and brand. After carefully reviewing the full range of strategic alternatives available to the Company, the Board determined that this structure delivers Lands’ End stockholders superior long-term, risk-adjusted value by combining immediate balance sheet strength with retained upside and operational continuity. We look forward to working with WHP Global to capture the great opportunity ahead.”

Andrew McLean, Chief Executive Officer of Lands’ End, commented, “Partnering with WHP Global in this way is clear recognition of the enduring value of Lands’ End’s extraordinary brand and provides a unique opportunity to supercharge the Lands’ End licensing business. This delivers compelling value for stockholders and enhances the trajectory of this legendary American brand.”

McLean continued, “Our team’s relentless focus on delivering customers the innovative solutions they need, while staying true to our roots, has driven high-quality sales, deepened brand loyalty, and created a platform that serves individuals, families, schools and businesses of all sizes. With a strengthened balance sheet, Lands’ End will be well positioned to execute on opportunities to drive growth and stockholder value, particularly across our direct to consumer and B2B businesses.”

Yehuda Shmidman, Founder, Chairman & CEO of WHP Global, said, “Lands’ End has a rich heritage and deeply loyal customer base. We see significant opportunity to expand the reach of the Lands’ End brand both in the U.S. and globally by leveraging WHP Global’s platform – which today spans 80+ countries, 225+ license partners, and, post-close, a portfolio generating more than $8 billion in global retail sales. We look forward to partnering with the Lands’ End team to unlock the brand’s next chapter of growth.”

Additional JV Details

A wholly owned subsidiary of Lands’ End will enter into a long-term license agreement with the JV, under which Lands’ End will continue to operate its existing business using the contributed intellectual property in exchange for royalty payments (including guaranteed minimum royalties). The license is exclusive with respect to Lands’ End’s core existing products and business, and non-exclusive with respect to certain other products and fields. The license agreement will have guaranteed minimum royalty payments per year starting at $50 million for the first year, with customary provisions for each year thereafter. Any excess cash generated by the JV over a minimum cash balance, including royalties collected by the JV under the license agreement and from other licensees, will be distributed to WHP Global and Lands’ End on a quarterly basis, based on the ownership split.

Tender Offer by WHP Global

In addition, WHP Global will commence a tender offer for up to $100 million of Lands’ End shares at a price of $45.00 per share. The tender offer will be subject to proration if oversubscribed and will be conditioned on the closing of the IP transaction. As a result of the tender offer, WHP Global is expected to own up to 7% of Lands’ End’s outstanding shares of common stock.

Timing

The transactions are expected to close during the first half of 2026, subject to regulatory approvals and other customary closing conditions.

Advisors

Perella Weinberg Partners serves as financial advisor to Lands’ End and Wachtell, Lipton, Rosen & Katz serves as legal advisor.

Morgan Stanley & Co. LLC serves as financial advisor to WHP Global and Kirkland & Ellis LLP serves as legal advisor. Morgan Stanley Senior Funding, Inc. provided committed debt financing to support the acquisition.

About Lands’ End, Inc.

Lands’ End, Inc. (NASDAQ: LE) is a leading digital retailer of solution-based apparel, swimwear, outerwear, accessories, footwear, home products and uniforms. Lands’ End offers products online at www.landsend.com, through third-party distribution channels, our own Company Operated stores and third-party license agreements. Lands’ End also offers products to businesses and schools, for their employees and students, through the Outfitters distribution channel. Lands’ End is a classic American lifestyle brand that creates solutions for life’s every journey.

About WHP Global

WHP Global (www.whp-global.com) is a leading brand management platform founded in 2019 to acquire and grow consumer brands. Its portfolio includes 15+ powerful brands across fashion, sports, and hardgoods, generating over $7 billion in annual retail sales across 80+ countries. Headquartered in New York with offices worldwide, WHP Global partners with more than 225 leading operators and drives strategic value through proprietary initiatives, including an internal AI Innovation Lab. For brand news and updates, follow WHP Global on Instagram and LinkedIn.

Cautionary Notes on Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the proposed transactions by and among the Company, Lands’ End Direct Merchants, Inc., a wholly owned subsidiary of the Company (together with the Company, “Sellers”), WH Borrower, LLC (“WHP Borrower”), WHP Topco, L.P. (“WHP Topco”), LEWHP LLC, a wholly owned indirect subsidiary of WHP Topco (“WHP”) and the JV (the “Transactions”). These forward-looking statements generally are identified by the words “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely,” “targeting” or the negative version of these words or comparable words. All statements, other than historical facts, including, but not limited to, statements regarding the expected timing and structure of the Transactions, the ability of the parties to complete the Transactions, the expected benefits of the Transactions, including future financial and operating results and strategic benefits, and any assumptions underlying any of the foregoing, are forward-looking statements.

These forward-looking statements are based on beliefs and assumptions made by the Company’s management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. These forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if the Company management’s underlying beliefs and assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.  Important factors that could cause actual results to differ materially from those described in this press release include, among others:

•	uncertainties as to the timing of the tender offer and the other Transactions;
•	uncertainties as to how many of the Company’s stockholders will tender their stock in the offer;
•	the possibility that one or more closing conditions for the Transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the Transactions (or only grant approval subject to adverse conditions or limitations), may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of the Company may not be obtained;
•	the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any;
•	the risk that the Transactions may not be completed on the terms or in the time frame expected by the Company or at all;
•	unexpected costs, charges or expenses resulting from the Transactions;
•	uncertainty of the expected financial performance of the JV following completion of the Transactions;
•	the effects that a termination of the agreements governing the Transactions may have on the Company, including the possibility that there could be fluctuations in the trading price of the Company’s common stock as a result of the announcement, pendency or consummation of the Transactions;
•	risks related to the Company’s ability to realize the anticipated benefits of the Transactions, including the possibility that the expected benefits from the Transactions will not be realized or will not be realized within the expected time period;
•	the ability of the JV to implement its business strategy;
•	the effects of the Transactions on relationships with employees, other business partners or governmental entities;
•	negative effects of this announcement, the pendency or the consummation of the Transactions on the market price of the Company’s common stock and/or the Company’s operating results, including current or future business;
•	risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;
•	significant transaction costs;
•	risks relating to the occurrence of an IPO, change of control or significant asset sale of WHP Topco (an “exchange event”), which is out of the Company and its stockholders’ control, to realize value from the Company’s exchange rights, and the possibility that such exchange event may never occur, or if it does occur, the possibility that it occurs on unfavorable terms, including economic terms;

•	the possibility that one or more of the agreements governing the Transactions may contain provisions that are difficult to enforce and the possibility of legal disputes between Sellers and WHP Topco and its affiliates that could delay realization of the full benefits of the Transactions;
•	the possibility that any exchange event could be structured in a manner and on terms and conditions that are disadvantageous to the Company and its stockholders;
•	the possibility that the contribution of the Company’s intellectual property into the JV may not achieve the anticipated results, particularly if such intellectual property is not monetized effectively;
•	the risk that WHP Global’s past performance may not be representative of future results;
•	uncertainties relating to the JV’s ability to maintain the Company’s brand name and image with customers;
•	uncertainties relating to the JV’s ability to respond to changing consumer preferences, identify and interpret consumer trends, and successfully market new products;
•	uncertainties regarding the Company’s and the JV’s focus, strategic plans and other management actions;
•	the risk that stockholder litigation in connection with the Transactions or other litigation, settlements or investigations may affect the timing or occurrence of the Transactions or result in significant costs of defense, indemnification and liability;
•	the occurrence of any event that could give rise to termination of the Transactions;
•	risks related to the disruption of management time from ongoing business operations due to the pendency of the Transactions, or other effects of the pendency of the Transactions on the relationship of any of the parties to the transaction with their employees, customers, suppliers, or other counterparties;
•	global economic, political, legislative, regulatory and market conditions (including competitive pressures), evolving legal, regulatory and tax regimes, including the effects of tariffs, inflation and foreign currency exchange rate fluctuations around the world, the challenging consumer retail market in the United States and around the world and the impact of war and other conflicts around the world; and
•	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent Quarterly Reports on Form 10-Q.

Additional Information and Where to Find It

The tender offer described in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for any tender offer materials that WHP or the Company will file with the SEC. A solicitation and an offer to buy shares of the Company will be made only pursuant to an offer to purchase and related materials that WHP intends to file with the SEC. At the time the tender offer is commenced, WHP will file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S SECURITY HOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Lands’ End at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting WHP, Lands’ End or the information agent for the tender offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Lands’ End may be obtained at no charge on Lands’ End internet website at www.landsend.com or by contacting Lands’ End at Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Secretary. Copies of the documents filed with the SEC by WHP may be obtained at no charge by contacting WHP at 530 Fifth Avenue, 12th Floor, New York, New York 10036.

Contacts

Lands’ End, Inc.

Bernard McCracken

Chief Financial Officer

(608) 935-4100

Investor Relations:

ICR, Inc.

Tom Filandro

(646) 277-1235

Tom.Filandro@icrinc.com

Media:

FGS Global

Andy Duberstein/Emily Claffey/Hayley Cook

LandsEnd@fgsglobal.com

WHP Global

EJ Media Group

Jaime Cassavechia

jaime@ejmediagroup.com

Sources: Lands’ End; WHP Global